                                                   EXHIBIT 4.2(d)

AMENDMENT NO. 4 dated as of June 18, 2007
(this “Amendment”) to the LOAN AND
SECURITY AGREEMENT dated as of June 30,
2003, as amended by Amendment No. 1 dated as of
August 3, 2004, Amendment No. 2 dated as of
June 30, 2006 and Amendment No. 3 dated as of
May 9, 2007 (as the same may be further amended,
supplemented or otherwise modified, renewed or
replaced from time to time, the “Credit
Agreement”), by and among BELMAR CAPITAL
FUND LLC, a Delaware limited liability company
(the “Borrower”), the Lenders referred to therein,
Merrill Lynch Mortgage Capital, Inc., a Delaware
corporation, as agent (the “Agent”), and Merrill
Lynch Capital Services, Inc., a Delaware
corporation (the “Swap Provider”).

INTRODUCTORY STATEMENT

     On June 30, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $118,500,000, which was subsequently reduced to $58,500,000 and thereafter increased to $118,500,000.

     The Borrower has requested that the Lenders temporarily increase the amount available under the revolving credit facility by $125,000,000 to an aggregate principal amount of $243,500,000.

     The Borrower has also requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein.

     Accordingly, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

     (A) Article 1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

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     “ ‘Applicable Margin’ shall mean 0.38%; provided, however, that with respect to that portion, if any, of the outstanding principal amount of all Loans hereunder which exceeds $118,500,000, the term “Applicable Margin” shall mean 1.00% .”

     “ ‘Maximum Loan Amount’ shall mean $243,500,000; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) September 14, 2007, the “Maximum Loan Amount” shall mean $118,500,000.”

     “ ‘Pledged Securities’ shall mean all securities and security entitlements held in the Securities Account, including but not limited to all Qualifying Assets and Acceptable Securities, and all shares of Belvedere Capital, BIC and BRC owned by the Borrower.”

     “ ‘Qualifying Assets’ shall mean any assets, including but not limited to Preferred Equity Interests and Excluded Real Estate Investments acquired by the Borrower, BRC or BIC or other subsidiaries in order for the exchange of Acceptable Securities for shares of the Borrower to be non-taxable.”

     (B) Article 1 of the Credit Agreement is hereby amended by adding the following definition in its proper alphabetical order to read as follows:

“ ‘BIC’ shall mean Belmar Investment Corporation, a Delaware corporation.”

     (C) Article 1 of the Credit Agreement is hereby amended by deleting the following definitions “Brazos JV”, “Cimmaron JV”, “JVs”, “Keystone Debt Financing” and “Six Rivers” in their entirety.

     (D) Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “2.7 Repayment and Termination. (a) The Borrower shall repay the outstanding principal amount of all Loans on the Maturity Date.

     (b) On or before September 14, 2007, the Borrower shall prepay the outstanding principal amount of the Loans in excess of $118,500,000, so that, after giving effect to such prepayment, the aggregate principal amount of the Loans outstanding will be equal to or less than $118,500,000.”

     (E) Subsection 6.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(a) Except for (i) the Secured Parties’ rights established under this Agreement, the Swap Agreement and the Account Control Agreement and (ii) the Term Lender’s rights established under the Term Loan Agreement and the Account Control Agreement, the Borrower owns the Collateral (including without limitation the shares of

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common stock of BIC and BRC and the interests in Belvedere Capital owned by the Borrower) free of any interest or Lien in favor of any third party or any restriction on transfer, other than pursuant to the Operating Agreement.”

     (F) Section 6.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “6.2 Due Organization. The Borrower is a limited liability company and each of BRC and BIC is a corporation, and each of them is duly organized and validly existing under the jurisdiction of its organization and has the power and authority to own its assets and to conduct the business which it conducts. Each of the Borrower, BRC and BIC is in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified to do business in all jurisdictions in which the nature of its activities requires such qualification.”

     (G) Section 6.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “6.5 No Consents. No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery and performance by the Borrower or the legality, validity, binding effect or enforceability of this Agreement upon or against the Borrower, any documents executed by the Borrower in connection with this Agreement or any transactions contemplated by this Agreement other than (i) the filing of UCC-1 financing statements, (ii) the registration of the shares of Belvedere Capital, BIC and BRC in the name of the Custodian or the Custodian’s nominee and (iii) the written consent of the manager of Belvedere Capital to the Borrower’s pledge of its shares of Belvedere Capital.”

     (H) Section 6.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “6.14 Private Placement Memorandum. Subject to Section 8.4, all transactions contemplated by this Agreement are consistent in all material respects with the descriptions thereof, if any, contained in the Private Placement Memorandum and neither of the Borrower, BRC and BIC has entered into any agreements which would otherwise prohibit, restrict or limit the transactions contemplated by this Agreement or the Private Placement Memorandum other than agreements as a holder of interests of Belvedere Capital to be bound by the operating agreement of Belvedere Capital, agreements as a holder of shares of common stock of BIC and BRC to be bound by the Certificates of Incorporation of BIC or BRC, respectively, and agreements entered into or made in connection with the acquisition of Qualifying Assets which restrict the transfer of such Qualifying Assets.”

(I) Section 7.17 of the Credit Agreement is hereby deleted in its entirety.

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     (J) The introductory sentence in Article 8 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “Until this Agreement has terminated and all Obligations have been indefeasibly paid in full, the Borrower will not and it will not allow its subsidiaries (including, without limitation, BIC and BRC to:”

     (K) Clauses (v) and (vi) of Section 8.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

     “, (v) solely during the period from June 18, 2007 to September 14, 2007, Indebtedness of BIC incurred in connection with the acquisition by BIC of an Excluded Real Estate Investment, provided that such Indebtedness is without recourse to the Borrower and BRC except to the extent of a so-called “bad boy” guaranty by the Borrower or BRC on terms and conditions consistent with the past practice of the Borrower and similar entities advised by the Investment Advisor or an Affiliate thereof.”

     “, and (vi) except as set forth in clause (v) of this Section 8.1, any other Indebtedness of a subsidiary of the Borrower incurred in connection with the acquisition by such subsidiary of an Excluded Real Estate Investment, provided that such Indebtedness is without recourse to the Borrower, BIC and BRC except to the extent of a so-called “bad boy” guaranty by the Borrower, BIC or BRC on terms and conditions consistent with the past practice of the Borrower and similar entities advised by the Investment Advisor or an Affiliate thereof”

     (L) Clauses (vii) and (viii) of Section 8.1 of the Credit Agreement are hereby deleted in their entirety.

     (M) Clauses (i), (ii) and (viii) of Section 8.2 of the Credit Agreement are hereby amended in their entirety to read as follows:

     “(i) Liens on assets of the Borrower (but not BIC or BRC) in respect of Indebtedness permitted under Sections 8.1(i) -(iv),”

     “(ii) Liens on assets of the subsidiaries of either of BIC or BRC to secure Indebtedness incurred by the subsidiaries of either of BIC or BRC in connection with the acquisition by the subsidiaries of BIC or BRC of Excluded Real Estate Investments,”

     “(viii) solely during the period from June 18, 2007 to September 14, 2007, Liens on assets of BIC to secure Indebtedness incurred by BIC in connection with the acquisition by BIC of Excluded Real Estate Investments.”

     (N) Section 8.4 of the Credit Agreement is amended in its entirety to read as follows:

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     “8.4 No New Business. Engage in any business other than as described in the Private Placement Memorandum, provided that BIC may invest directly or indirectly in Excluded Real Estate Investments solely during the period from June 18, 2007 to September 14, 2007.”

     (O) Section 8.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “8.9 Limitation on Restriction on Subsidiary Dividends and Other Distributions, etc. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of BIC or BRC to (a) pay dividends or make any other interest or participation in its profits owned by the Borrower other than such restrictions as are set forth in each of BIC’s and BRC’s certificates of incorporation or BRC’s Certificate of Designation of Class A preferred stock, or pay any indebtedness owed to the Borrower, (b) make loans or advances to the Borrower, or (c) transfer any of its properties or assets to the Borrower.”

     (P) Subsections (g), (h) and (i) of Section 10.1 are hereby amended in their entirety to read as follows:

     “(g) final judgment for the payment of money in excess of $1,000,000 shall be rendered against the Borrower, BIC or BRC and within thirty (30) days from the entry of judgment shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance or appeal;

     (h) the Borrower or BIC or BRC shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or the Borrower or BIC or BRC shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower shall take any action to authorize any of the foregoing;

     (i) any involuntary case, proceeding, or other action against the Borrower or BIC or BRC shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in

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the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;”

     (Q) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure “$118,500,000” and inserting the figure “$243,500,000” in lieu thereof; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) September 14, 2007, the figure “$243,500,000” shall be replaced with the figure “$118,500,000.”

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received a new Note (the “Replacement Note”) duly executed on behalf of the Borrower in an aggregate principal amount of $243,500,000 to be exchanged for and replace the prior Note (the “Original Note”) delivered by the Borrower in an aggregate principal amount of $118,500,000;

     (C) the Borrower shall have received from the Agent the Original Note for cancellation;

     (D) the Agent shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Agent, in form and substance satisfactory to counsel to the Agent;

     (E) the Agent shall have received such other documents as the Agent may reasonably request; and

     (F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

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     SECTION 5. Expenses. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower agrees to pay all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

SECTION 6. Miscellaneous.

     (A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (B) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (C) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (D) This Amendment shall constitute a Fundamental Document.

     (E) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:
BELMAR CAPITAL FUND LLC, as
Borrower
By: EATON VANCE MANAGEMENT,
as Manager
By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President
Address:	The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone No.: (617) 482-8260
Telecopier No.: (617) 482-3836

[Signature Page to Belmar Amendment]

Lenders:
MERRILL LYNCH MORTGAGE CAPITAL,
INC., individually and as Agent
By:	/s/ Joshua A. Green
Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
10th Floor
New York, New York 10080
Telephone No.: (212) 449-7330
Telecopier No.: (212) 449-6673

[Signature Page to Belmar Amendment]

Swap Provider:
MERRILL LYNCH CAPITAL SERVICES, INC.,
as Swap Provider
By:	/s/ Joshua A. Green
Name:	Joshua A. Green
Title:	Vice President
Address:	4 World Financial Center
12th Floor
New York, New York 10080
Telephone No.: (212)449-8169
Telecopier No.: (212) 449-6993

[Signature Page to Belmar Amendment]